                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

THE BOARD OF DIRECTORS

HAWAIIAN AIRLINES, INC.:

    We consent to incorporation by reference in the Registration Statement on Form S-3 of Hawaiian Airlines, Inc., registering 5,643,010 shares of Common Stock, of our reports dated February 26, 1998, relating to the balance sheets of Hawaiian Airlines, Inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and relating to the financial statement schedule for the three-year period ended December 31, 1997, which reports appear in the December 31, 1997 annual report on Form 10-K of Hawaiian Airlines, Inc. We also consent to the reference to our firm under the heading "EXPERTS" in the prospectus.

                                             /s/ KPMG PEAT MARWICK LLP
                                     -----------------------------------------
                                               KPMG Peat Marwick LLP

Honolulu, Hawaii

December 22, 1998